UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(
737
)
281-0101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.:  ☐
Digital Realty Trust, L.P.:  ☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 8.01.	Other Events.
On April 1, 2022, Digital Realty Trust, Inc. and Digital Realty Trust, L.P. entered into a sales agreement (as may be amended from time to time, the “sales agreement”) with BofA Securities, Inc., BMO Capital Markets Corp., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC (collectively, the “Agents,” and, as applicable, the relevant Forward Purchasers (as defined below)), pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $1,500,000,000 (the “Maximum Amount”) from time to time through, at our discretion, any of the Agents as our sales agents, or, if applicable, as Forward Sellers (as defined below) or acting as principals. Upon entry into the sales agreement, the Company terminated the Company’s previous at-the-market
program pursuant to that certain sales agreement, dated January 4, 2019, as amended. At the time of such termination, common stock having an aggregate gross sales price of $577,640,335.78 remained unsold under such prior program.
The sales, if any, of our common stock made under the sales agreement through any Agent, as our sales agent or as a forward seller, will be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be
“at-the-market”
offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”), including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices.
We also may sell shares of common stock to each of the Agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to any of the Agents, as principal, we will enter into a separate terms agreement with such Agent, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.
The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Agents as our sales agents, we may enter into separate forward sale agreements (each, together with any related pricing supplement, a “forward sale agreement” and, collectively, the “forward sale agreements”) with any of, respectively, Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Citigroup Global Markets Inc. (in its capacity as an agent and affiliate of Citibank, N.A.), Credit Suisse Capital LLC, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, New York Branch, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, or one of their respective affiliates (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser, acting in accordance with the mutually accepted instructions related to such forward sale agreement, will attempt to borrow and sell, through the relevant Agent, acting as agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to an Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers”. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock by a Forward Purchaser in connection with a forward sale agreement as a hedge of such forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of such forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant Forward Purchaser.
In no event will the aggregate gross sales price of Shares sold by us to or through the Agents, acting as our sales agents or as principals, and by the Forward Purchasers through the Forward Sellers, exceed the Maximum Amount.
We will pay each of the Agents acting as our sales agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of shares sold through it as our agent under the sales agreement. The compensation to each Agent acting as a Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through such Agent, acting as Forward Seller, during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an
“ex-dividend”
date occurs during such forward hedge selling period).
We intend to contribute the net proceeds from any sales of shares of our common stock to or through the Agents and the net cash proceeds from the settlement of any forward sale agreements to our operating partnership, which will subsequently use such net proceeds contributed by us to temporarily repay borrowings outstanding under our operating partnership’s global revolving credit facilities, acquire additional properties or businesses, fund development opportunities, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt or the repurchase, redemption, or retirement of outstanding debt securities, or a combination of the foregoing. To the extent we use such net proceeds to repay borrowings outstanding under our operating partnership’s global revolving credit facilities and mortgages, certain affiliates of the Agents may receive a portion of such net proceeds through the repayment of those borrowings.
We may instruct any Agent, as our sales agent or as a Forward Seller, as applicable, not to sell our common stock if the sales cannot be effected at or above the price designated by us in any placement notice. We or any of the Agents may suspend the offering of our common shares at any time upon proper notice and subject to other conditions. The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all common stock subject to the sales agreement (including shares sold by us to or through the Agents and borrowed shares sold through the Agents, acting as Forward Sellers) or (2) termination of the sales agreement.
The above summary is qualified in its entirety by reference to the sales agreement (which includes as an exhibit thereto the form of forward sale agreement) attached as Exhibit 1.1 to this Current Report on Form
8-K
and is incorporated herein by reference.
The shares will be issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on March 17, 2020 (File Nos.
333-237232
and
333-237232-01),
and a prospectus supplement, dated April 1, 2022 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act.
In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form
8-K
an opinion of our counsel, Venable LLP, regarding certain Maryland law issues regarding our common stock.

The Sales Agents, Forward Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

1.1	Sales Agreement, dated as of April 1, 2022, among BofA Securities, Inc., BMO Capital Markets Corp., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as agents, and Bank of America, N.A., Bank of Montreal, Barclays Bank PLC, Citigroup Global Markets Inc. (in its capacity as an agent and affiliate of Citibank, N.A.), Credit Suisse Capital LLC, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, New York Branch, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Form of Forward Sale Agreement, by and between Digital Realty Trust, Inc. and a Forward Purchaser (included as part of Exhibit 1.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: April 1, 2022

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary